Exhibit 32.1
CERTIFICATION
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.§ 1350, as adopted), Edward A. Keible, Jr., Chief Executive Officer of Endwave Corporation (the “Company”), and Brett W. Wallace, Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:
     1. The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and
     2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
     In Witness Whereof, the undersigned have set their hands hereto as of the 7th day of November, 2006.

/s/ EDWARD A. KEIBLE, JR.	/s/ BRETT W. WALLACE

Edward A. Keible, Jr.	Brett W. Wallace
Chief Executive Officer	Chief Financial Officer
This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Endwave Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.